Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Trustees of
Federal Life Trust:
We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (No. 333-147558) of our report dated February 25, 2009 with respect to the financial statements of Federal Life Trust, including the Federal Life Fixed Income Portfolio and Federal Life Equity Portfolio, appearing in the Annual Report on Form N-CSR of Federal Life Trust for the year ended December 31, 2008, and to references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of the Registration Statement. Our audit report states that, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Federal Life Trust as of December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.
/s/ Blackman Kallick, LLP
Chicago, Illinois
April 30, 2009